Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated October 10, 2017, relating to the balance sheet of One Madison Corporation as of July 18, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 13, 2017 (date of inception) to July 18, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 13, 2017